  NEWS

FOR RELEASE: Tuesday, October 22, 2002

ST. LOUIS - Charter Communications, Inc. (Nasdaq: CHTR) today announced that David G. Barford, Executive Vice President and Chief Operating Officer, is on paid leave status. Carl Vogel, Charter's President and Chief Executive Officer, has assumed Mr. Barford's responsibilities on an interim basis.

About Charter
Charter Communications, Inc., A Wired World Company(tm), is among the nation's largest broadband communications companies, currently serving more than 6.7 million customers in 40 states. Charter provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform marketed under Charter Digital Cable® and high-speed Internet access marketed under the Charter Pipeline® brand. Commercial high-speed data, video and Internet solutions are provided under the Charter Business Networks(tm) brand. Advertising sales and production services are sold under the Charter Media(tm) brand. More information about Charter can be found at www.charter.com <http://www.charter.com>.

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CONTACT:
David Andersen
314/543-2213
dandersen@chartercom.com